FOR IMMEDIATE RELEASE

New York, N.Y., February 6, 2007... International Flavors & Fragrances Inc. (NYSE: IFF) today reported that, subsequent to its January 30, 2007 earnings release and before filing its Annual Report on Form 10-K, the Company received a tax ruling relating to 2006 and earlier years. As a result of the ruling, accrued tax liabilities at December 31, 2006 are reduced, the impact of which is to increase net income and earnings per share in both the fourth quarter and full year 2006 by $4 million and $.04, respectively. Fourth quarter and full year 2006 results as previously reported and amended are detailed below (dollars in millions except per share data):

	Q4 2006	Growth Q4 2006 vs. 2005	2006	Growth 2006 vs. 2005
Reported Net Income	$44	+ 192%	$223	+ 15%
Amended Net Income	$48	+ 215%	$227	+ 17%
Reported Earnings per share	$.49	+ 206%	$2.44	+ 20%
Amended Earnings per share	$.53	+ 231%	$2.48	+ 22%

About IFF

IFF is a leading creator and manufacturer of flavors and fragrances used in a wide variety of consumer products – from fine fragrances and toiletries, to soaps, detergents and other household products, to beverages and food products. IFF is dedicated to The Pursuit of Excellence in every area of its business, using knowledge, creativity, innovation and technology to continually provide customers with the highest quality products and service and superior consumer understanding. IFF has sales, manufacturing and creative facilities in 30 countries worldwide. For more information, please visit our Web site at www.iff.com.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

Statements in this report, which are not historical facts or information, are ‘‘forward-looking statements’’ within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Certain of such forward-looking information may be identified by such terms as ‘‘expect’’, ‘‘believe’’, ‘‘may’’, ‘‘outlook’’, ‘‘guidance’’ and similar terms or variations thereof. All information concerning future revenues, tax rates or benefits, interest savings, earnings and other future financial results or financial position, constitutes forward-looking information. Such forward-looking statements involve significant risks, uncertainties and other factors. Actual results of the Company may differ materially from any future results expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in the Company’s markets, including economic, population health and political uncertainties; interest rates; the price, quality and availability of raw materials; the Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability and growth targets; the impact of currency fluctuation or devaluation in the Company’s principal foreign markets and the success of the Company’s hedging and risk management strategies; the outcome of uncertainties related to litigation; uncertainties related to any potential claims and rights of indemnification or other recovery for customer and consumer reaction to its earlier contamination issue; the impact of possible pension funding obligations and increased pension expense on the Company’s cash flow and results of operations; and the effect of legal and regulatory proceedings, as well as restrictions imposed on the Company, its operations or its representatives by foreign governments. The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results.

Contact
Douglas J. Wetmore
Senior Vice President and
Chief Financial Officer
Phone: 212-708-7145

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International Flavors & Fragrances Inc.
Selected Financial Data
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	As reported January 30, 2007	As amended February 6, 2007	As reported January 30, 2007	As amended February 6, 2007
	2006	2006	2006	2006
Pretax income	62,416	62,416	313,282	313,282
Income taxes	17,945	14,434	90,293	86,782
Net income	$44,471	$47,982	$222,989	$226,500
Net income	$44,471	$47,982	$222,989	$226,500
Earnings per share – basic	$0.50	$0.54	$2.47	$2.50
Earnings per share – diluted	$0.49	$0.53	$2.44	$2.48
Average shares outstanding (in thousands):
Basic	89,416	89,416	90,443	90,443
Diluted	90,602	90,602	91,369	91,369